Project WORLD

Special Committee Discussion Materials

January 17, 2024 / Confidential

Jefferies

Table of Contents

Situation Overview	4
Public Market Benchmarks	8
Preliminary Financial Analyses	14
Appendix	29

Disclaimer

The following pages contain material provided to the Special Committee (the "Special Committee") of the Board of Directors (the "Board") of WORLD (the "Company") by Jefferies LLC ("Jefferies") in connection with Project WORLD.

These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws or otherwise. These materials are solely for use of the Special Committee in its evaluation of the proposed transaction and may not be used for any other purpose or disclosed to any party without Jefferies' prior written consent.

The information contained in this presentation was based solely on publicly available information or information furnished to Jefferies by the Company. Jefferies has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. None of Jefferies, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information or any conclusion contained herein. Jefferies, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information or matter contained herein, or any oral information provided herewith or data any of them generates. Jefferies undertakes no obligation to update these materials.

Neither Jefferies nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction.

This presentation is a preliminary analysis only and does not constitute a fairness opinion of Jefferies as to the value of the Company, and as such, should not be relied upon by the Company or by any other person as such. **The financial data, analyses and assumptions reflected here remain subject to refinement and change based on further discussions and information regarding WORLD's businesses and its financial and operating markets.**

Situation Overview

Executive Summary

- On June 21st, 2023, ROSWELL filed an amended 13D jointly with affiliated entities ("Bidder") updating its beneficial ownership to 21.08%(1) in WORLD
- Subsequently on June 25th, 2023, ROSWELL delivered a non-binding, publicly disclosed proposal (the "Proposal") to the Board of Directors (the "Board") of WORLD, pursuant to which Bidder proposed to enter into a transaction to acquire WORLD and combine it with Royal Oak Enterprises, LLC ("Royal Oak") for cash consideration of $4.00 per share
  - The Proposal implied a 28.2% premium to WORLD's unaffected stock price of $3.12 on June 23rd, 2023, 44.9% premium to WORLD's 3-month VWAP price of $2.76 and 7.9x WORLD's LTM June 2023A Adjusted EBITDA
- On June 25th, 2023, WORLD formed a special committee of the Board (the "Special Committee") to review and evaluate the proposal, and subsequently retained Jefferies as financial advisor and announced their strategic review
- Jefferies had discussions with ROSWELL and >60 additional parties regarding a potential transaction with WORLD
  - 11 additional parties (plus ROSWELL) signed an NDA and received the CIM and 6 parties received VDR access (including ROSWELL)
- After these discussions yielded no additional indications of interest, and following further discussions between the Special Committee, advisors and ROSWELL around valuation and process, WORLD entered into a 45-day exclusivity agreement with ROSWELL on November 15th, 2023, predicated upon ROSWELL's verbal indication of an increase to $4.50 per share and an openness to increasing beyond that level, subject to due diligence
  - ROSWELL has been conducting an intensive due diligence process on various functional areas to date, including Financial, Sales & Marketing, Human Resources, Environmental, and Legal, and has involved its equity and debt financing sources

(1) Reflects an ownership of 8,905,223 shares of WORLD and calculated based on a total basic share count of 42,245,974 as of May 9, 2023.

Executive Summary (cont.)

- On December 12th, 2023, ROSWELL submitted a request to extend the exclusivity period to January 15th, 2024 and re-confirmed their prior verbal indication of $4.50 per share, subject to completing due diligence and regulatory agreements
- The Special Committee declined to extend exclusivity, considering among other factors the lack of a further increase in the indicated price, but agreed to cooperate with ROSWELL to permit completion of critical due diligence in order to faciliate formulation by ROSWELL of an improved, definitive, and fully-financed proposal
- On January 3rd, 2024, Notch View Capital Management, the company's second largest shareholder at 5.9%, filed a 13D, urging an immediate sale of the Company at the best price available
- On January 16th, 2024, ROSWELL submitted an updated written indication of interest at $4.50 per share, a draft merger agreement and forms of definitive debt and equity commitments
  - Subsequently, ROSWELL's equity partner has verbally indicated openness to a price of $4.75 per share

---

- Jefferies has reviewed the Company's publicly available information and internal financial projections including its long-range plan ("Management LRP") that was finalized as of September 19th, 2023 ; the Management LRP was subsequently revised on December 4th, 2023, to reflect an updated view of projection period based on recent YTD performance
- At the Special Committee's direction, based on the work done to date, the materials included here reflect the following analysis and discussion topics:
  - Public market perspectives
  - Preliminary financial analyses of the Company's stand-alone intrinsic value, based on the Management LRP and an analysis of other publicly traded companies and precedent M&A transactions
  - Supplementary analyses such as an illustrative financial buyer analysis and an M&A Premiums analysis

(1) Reflects an ownership of 8,905,223 shares of WORLD and calculated based on a total basic share count of 42,245,974 as of May 9, 2023.

Summary of Strategic Review Process Outreach and Engagement


15 Strategics & 42 Financial Sponsors Contacted
5 Financial Sponsors In-Bounded
15 Strategics and 35 Financial Sponsors Passed
11 Parties (all financial sponsors) executed NDAs/received CIMs
1 Party Negotiating NDA (gone quiet)
0 Indications of Interest
62
Contacted or Inbounded
12
Engaged with Process
0
Indications of Interest

Note: Numbers exclude ROSWELL

Public Market Benchmarks

WORLD Trading Update – Public Market Perspective

($Millions, except per share data)

Trading Statistics

	Unaffected[2] (6/23/23)	Current[3] (1/9/24)	ROSWELL Proposal[2] (6/26/23)	ROSWELL Updated Indication[3] (1/16/24)
Share Price	$3.12	$3.50	$4.00	$4.50
Shares Outstanding (mm)	44.169	46.903	44.169	46.903
Market Capitalization	$137.8	$164.2	$176.7	$211.1
Plus: Total Debt	439.5	435.6	439.5	435.6
Less: Cash & Cash Eqv.	(26.6)	(24.2)	(26.6)	(24.2)
Enterprise Value	$550.7	$575.5	$589.5	$622.4
CY2023E Consensus Revenue	$554.9	$546.1	$554.9	$546.1
CY2024P Consensus Revenue	$579.1	$572.5	$579.1	$572.5
CY2023E Consensus EBITDA	$76.4	$77.8	$76.4	$77.8
CY2024P Consensus EBITDA	$83.4	$85.2	$83.4	$85.2

Valuation Metrics

EV / CY2023E Consensus Revenue	0.99x	1.06x[4]	1.06x[4]	1.15x
EV / CY2023E Consensus EBITDA	7.2x	7.5x[4]	7.7x[4]	8.1x
EV / CY2024P Consensus EBITDA	6.6x	6.8x[4]	7.1x[4]	7.4x

Trading Summary

Share Price	$3.12	$3.50	$4.00	$4.50
52-Week High	$6.74	$4.72	$6.74	$4.72
52-Week Low	$2.09	$2.09	$2.09	$2.09
Current % of 52-Week High	46.3%	74.2%	59.3%	95.3%
3-M Avg. Daily Vol. ('000s)	497.6	157.2	500.0	162.5

Pro Forma Capitalization Table

	9/30/23 $	9/30/23 %	Net Leverage	Interest Rate	Maturity
Cash and Cash Equivalents	$24.2				
Term Loan, due 2028	$365.6	83.9%	4.5x	S + 450[5]	2028
Revolving Credit Facility, due 2026	$70.0	16.1%	5.4x	S + 375	2026
Total Debt	**$435.6**	**100.0%**	**5.4x**		

Based on Adj. EBITDA as of 9/30/23: **$76**

Term Loan Trading Levels	Price	Yield
Unaffected (6/23/23)	$73.00	16.82%
Current (1/9/24)	$86.17	13.28%

Source: Company filings, S&P Capital IQ as of January 9, 2024.
Note: Shares outstanding based on fully diluted shares outstanding.
(1) Date of 13D public filing.
(2) Balance sheet details are as of 3/31/2023. Consensus estimates for revenue and EBITDA are as of 6/23/2023 and 6/26/2023, respectively. Includes 42,245,974 common shares (including 3,000,000 common shares currently held in escrow), 1,162,688 RSUs, 131,470 RSAs, 629,305 PSUs, 19,491,320 public warrants and 771,980 private warrants. Each warrant is exercisable for one-half of one share at a strike price of $11.50 per whole share.
(3) Includes 42,850,915 common shares (per 10Q as of 9/30/2023), 2,223,995 RSUs, 214,556 RSAs, 1,613,409 PSUs (per WORLD equity ledger provided by WORLD Management as of 11/13/2023).
(4) Calculated based on balance sheet details as of 9/30/2023 per latest publicly filed 10-Q. Consensus estimates for revenue and EBITDA are as of 12/14/2023. Includes 42,850,915 common shares (including 3,000,000 common shares currently held in escrow), 2,986,552 RSUs, 257,888 RSAs, 2,355,880 PSUs, 20,193,120 public warrants and 70,180 private warrants. Each warrant is exercisable for one-half of one share at a strike price of $11.50 per whole share.
(5) During the second quarter of 2023, the Company entered into an interest rate swap agreement to manage exposure to interest rate risk related to the variable portion of its term loan facility. The agreement converts the variable interest rate on $188.0 million of the term loan (approximately 50% of the notional amount of the facility) to a rate of 4.265% through February 2026.

WORLD Trading Performance – Public Market Perspective

Stock Price Performance – Since SPAC Closing (June 2020)


ROSWELL Estimated Average Cost-Basis of $5.47 / Share(1)
Current: $3.50
Performance: (65.4%)
Median: $7.24
June 26, 2023 ROSWELL Offers $4.00 / Share to Acquire WORLD
April 18 – May 18, 2022 ROSWELL Begins Purchasing Shares in WORLD
March 13, 2023 ROSWELL Purchases 1,900,000 Shares. Ownership is ~18.33%
June 21, 2023 ROSWELL Purchases 188,923 Shares. 13D Filing. Ownership is ~21.08%
March 14, 2023 ROSWELL Purchases 120,000 shares. Ownership is ~18.62%
March 15, 2023 ROSWELL Purchases 580,000 Shares. 13D Filing. Ownership is ~19.99%
March 14, 2022 Q4'21 and Full Year Earnings Release
January 3, 2024 Notch View Capital Management Files 13D. Ownership is 5.9%
$3.50
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
6000
5000
4000
3000
2000
1000
0
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
Volume
Price

Source: 13D and Form 4 filings and S&P Capital IQ as of January 9, 2024.
Note: Represents Sababa Holdings FREE LLC purchases. Ownership percentage calculations include shares held by Sababa Holdings FREE and those held by Marpet, LLC. ROSWELL is the manager of this entity, and the Trust owns 75% of Marpet. See appendix for further detail.
(1) Weighted average price.

Preliminary Draft – Confidential – Analysis and Assumptions Subject to Change

Public Market Views: WORLD — LTM Trading Activity

Market Snapshot

Current	$3.50
Unaffected Stock Price[1]	$3.12
30-Day VWAP [2]	$3.36
60-Day VWAP [2]	$3.29
90-Day VWAP [2]	$3.38
180-Day VWAP [2]	$3.40
LTM VWAP [2]	$3.24
52-Week High	$4.72
52-Week Low	$2.09

LTM Incremental Volume Between Price (%)



12.6%
26.0%
26.5%
28.5%
6.1%
0.3%
0.0%
$4.00 Public Proposal
$4.50 Updated Indication
$2.00 - $2.50
$2.51 - $3.00
$3.01 - $3.50
$3.51 - $4.00
$4.01 - $4.50
$4.51 - $5.00
$5.01 - $5.50
Volume Traded as a % of Float[3]:
0%
34%
105%
177%
254%
272%
273%

Source: S&P Capital IQ as of January 9, 2024.
(1) Unaffected stock price as of June 23, 2023.
(2) VWAP calculated based on trading days.
(3) Float defined as 42,850,915 shares outstanding less 8,905,223 shares held by ROSWELL and 2,313,485 shares owned by company employees and individual insiders. Reflects volume traded below upper end of range.

WORLD Trading Performance – Public Market Perspective

Stock Price Performance – Beginning Two Weeks Prior to ROSWELL Offer (June 26, 2023)(1)



Price
~105% of Float Traded Since ROSWELL Offer
Volume (000's)
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
5,000
4,000
3,000
2,000
1,000
0
~13% of Trading Volume Above the $4.00 ROSWELL Offer...
...While ~87% of Trading Volume at or Below $4.00 ROSWELL Offer
June 26, 2023 ROSWELL Offers $4.00 / Share to Acquire WORLD
August 9, 2023 Q2 Earnings Release
November 9, 2023 Q3 Earnings Release
January 3, 2024 Notch View Capital Management Files 13D
January 16, 2024 $4.50 ROSWELL Updated Indication
$3.50
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Volume
Price

Source: S&P Capital IQ as of January 9, 2024.
(1) Date of 13D public filing.

WORLD Research Coverage and Estimates

Analyst Estimates

Date	Firm	Recommendation	Price Target	Valuation Methodology	FY2023E		FY2024E	
					Revenue	EBITDA	Revenue	EBITDA
11/09/23	Canaccord Genuity LLC	Buy	$5.00	8.3x FY2024E EBITDA	$545	$78	$570	$85
11/09/23	Imperial Capital	Outperform	$9.00	10.0x FY2023E EBITDA	$548	$78	$579	$81
11/09/23	Lake Street	Buy	$6.00	8.5x FY2024E EBITDA	$540	$77	$563	$86
Analyst Consensus			**$6.67**(1)		**$546**	**$78**	**$573**	**$85**
Management LRP					**$550**(2)	**$78**(2)	**$567**(2)	**$91**(2)

One-Year Stock Price Performance (01/09/24)


Price
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Jan-24
$6.67
$3.50
Share Price
Research Analysts' Price Target

Source: Wall Street research and S&P Capital IQ as of January 9, 2024.
(1) Mean of price targets from research reports noted above.
(2) Management LRP provided by WORLD management.

Preliminary Financial Analyses

Historical and Projected WORLD Financial Summary

	Historical		Management Forecast						CAGR
($Millions)	FY2021A	FY2022A	FY2023E	FY2024E	FY2025E	FY2026E	FY2027E	FY2028E	'23E - '28E
Revenue									
Branded CPG	$410	$423	$426	$435	$456	$476	$498	$520	*4.0%*
Flavors & Ingredients	105	116	123	132	144	150	157	164	*5.9%*
Total Revenue	**$514**	**$538**	**$550**	**$567**	**$599**	**$626**	**$654**	**$684**	***4.5%***
% Growth		*4.7%*	*2.1%*	*3.2%*	*5.7%*	*4.5%*	*4.5%*	*4.5%*	
Adjusted Gross Profit									
Branded CPG	133	117	110	126	134	142	148	155	*7.2%*
Flavors & Ingredients	41	50	57	60	66	69	72	75	*5.7%*
Total Adjusted Gross Profit	**$174**	**$167**	**$166**	**$186**	**$200**	**$210**	**$220**	**$230**	*6.7%*
% Margin	*33.9%*	*31.1%*	*30.3%*	*32.8%*	*33.4%*	*33.6%*	*33.6%*	*33.6%*	
Operating Expenses									
Branded CPG	(62)	(54)	(52)	(57)	(61)	(62)	(64)	(66)	*4.7%*
Flavors & Ingredients	(11)	(12)	(14)	(13)	(13)	(13)	(14)	(14)	*0.1%*
Corporate	(20)	(23)	(22)	(25)	(25)	(26)	(26)	(27)	*3.7%*
Total Operating Expenses	**($92)**	**($88)**	**($88)**	**($95)**	**($99)**	**($102)**	**($104)**	**($107)**	***3.8%***
Adjusted EBITDA									
Branded CPG	$72	$64	$57	$69	$74	$80	$84	$89	*9.2%*
Flavors & Ingredients	30	38	43	47	52	55	58	61	*7.2%*
Corporate	(20)	(23)	(22)	(25)	(25)	(26)	(26)	(27)	*3.7%*
Total Adjusted EBITDA	**$82**	**$79**	**$78**	**$91**	**$101**	**$109**	**$116**	**$123**	***9.6%***
% Margin	*16.0%*	*14.7%*	*14.2%*	*16.1%*	*16.8%*	*17.4%*	*17.7%*	*18.0%*	
Memo: Supply Chain Reinvention Addbacks	*8*	*23*	*13*	*3*	-	-	-	-	*N/A*
Total Capital Expenditures	**$12**	**$9**	**$6**	**$8**	**$8**	**$8**	**$9**	**$9**	*7.2%*
% of Total Revenue	*2.4%*	*1.7%*	*1.2%*	*1.3%*	*1.3%*	*1.3%*	*1.3%*	*1.3%*	

Source: Management LRP provided by WORLD management on December 4, 2023.

Selected Valuation Methodologies

Methodology / Consideration	General Description	Comments
Analysis of Selected Publicly Traded Companies	▪ Estimates current market value of WORLD based on trading multiples of selected publicly traded companies generally considered relevant for comparative purposes	▪ Reviewed 11 publicly traded **Ingredients & Sweeteners and Packaged Foods** companies
Analysis of Selected Transactions	▪ Estimates value of WORLD based on a review of selected merger and acquisition transactions generally considered relevant for comparative purposes	▪ Reviewed 16 completed transactions with publicly available information in the **Ingredients & Sweeteners and Packaged Foods** sectors
Discounted Cash Flow Analysis	▪ Estimates the value of WORLD based on the present value of the Company's risk-adjusted cash flow	▪ Terminal Value calculated using perpetuity growth method
For Reference Only: **DCF – Margin Sensitivity Analysis**	▪ Sensitivity on DCF analysis, varying outer year EBITDA margin recovery in a range of 15-18%	▪ Sensitizes DCF result if LRP margin recovery from recent ~14% is limited to less than the planned ~18%
Financial Buyer (LBO) Analysis	▪ Analyzes the projected income statement and cash flows to determine a range of prices a third-party financial buyer might potentially pay to acquire the Company	
Premiums Paid Analysis	▪ A review, as an additional reference point for informational purposes, of premiums paid in selected M&A transactions involving public companies	▪ Reviewed 180 all-cash transactions across all industries with transaction equity values between $100M and $500M closed since January 1, 2018 ▪ Applied relevant premiums to WORLD's stock price of $3.12 as of 6/23/23 (1-day prior) and WORLD's stock price of $2.86 as of 5/26/23 (30-days prior)

Note: Jefferies did not attribute any particular weight to any analysis, methodology or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of the analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process undertaken by Jefferies.

Preliminary Financial Analyses Summary – Based on Management LRP

For Informational Purposes Only

Methodology

Selected Public Companies Analysis

2023E Adj. EBITDA Multiple (1)

2024P Adj. EBITDA Multiple (1)

Selected Transactions Analysis

2023E Adj. EBITDA Multiple (2)

Discounted Cash Flow Analysis

Perpetuity Growth Method

(For Reference Only)

DCF – Margin Sensitivity Analysis

Financial Buyer Analysis

Historical Premium Analysis

All Industries (1 day)

All Industries (30 days)

Research Target Range

52-Week Trading Range



Unaffected Share Price (6/23/23): $3.12
ROSWELL Proposal (6/26/23): $4.00
ROSWELL Updated Indication (1/16/24): $4.50
$3.70
$6.85
$5.00
$9.50
$4.40
$7.85
$5.95
$10.30
$3.65
$9.60
$3.95
$7.20
$3.75
$5.10
$3.45
$4.70
$5.00
$9.00
$2.10
$4.70
$2.00
$4.00
$6.00
$8.00
$10.00

Implied Enterprise Value /

2023E EBITDA of $78.0M	6.5x	7.8x	9.0x	10.1x	11.3x
2024P EBITDA of $91.1M	5.6x	6.6x	7.7x	8.8x	9.8x

Metrics

- 7.5x – 9.4x 2023E Adj. EBITDA
  - 2023E Mgmt Adj. EBITDA of $78.0M
- 7.1x – 9.4x 2024P Adj. EBITDA
  - 2024P Mgmt Adj. EBITDA of $91.1M
- 7.8x – 9.9x 2023E Adj. EBITDA
  - 2023E Mgmt Adj. EBITDA of $78.0M
- Discount rate of 10.5% - 12.0% and perpetuity growth rate of 2.0% - 3.0%
- EBITDA margin at 15.0% – 18.0%; Discount rate of 10.5% – 12.0%; Perpetuity growth of 2.5%
- 20% - 25% IRR, 7.5x – 9.5x exit multiple, 5.0x leverage
- 25th and 75th Percentile premiums to unaffected share price ($3.12), 1-day prior to 6/26/23
- 25th and 75th Percentile premiums to unaffected share price ($2.86), 30-days prior to 6/26/23
- Range of price targets published by research
- 52-Week intra-day high and low share prices

Source: WORLD latest 10-Q filing (As of September 30, 2023), Management LRP provided by WORLD management.

Note: Share prices are rounded to nearest $0.05. Fully Diluted Share Count includes 42,850,915 common shares (per 10Q as of 9/30/2023), 2,223,995 RSUs, 214,556 RSAs, 1,613,409 PSUs (per WORLD equity ledger provided by WORLD Management as of 11/13/2023).

(1) Assumes debt balance of $435.6 million and cash balance of $24.2 million as of Q3 end numbers.

(2) Assumes debt balance of $428.7 million and cash balance of $25.9 million as of year end 2023E per Management LRP.

Illustrative Analysis at Various Prices

($Millions, except price per share data)

Illustrative Analysis at Various Prices										
		Unaffected 6/23/23	Current 1/9/24	Proposal	Updated Indication					
Illustrative Stock Price per Share		**$3.12**	**$3.50**	**$4.00**	**$4.50**	**$4.75**	**$5.00**	**$5.25**	**$5.50**	**$6.00**
Fully Diluted Shares Outstanding[1]		46.903	46.903	46.903	46.903	46.903	46.903	46.903	46.903	46.903
Fully Diluted Market Capitalization		**$146**	**$164**	**$188**	**$211**	**$223**	**$235**	**$246**	**$258**	**$281**
Term Loan (as of 12/31/23)		*365*	*365*	*365*	*365*	*365*	*365*	*365*	*365*	*365*
Revolving Credit Facility (as of 12/31/23)		*64*	*64*	*64*	*64*	*64*	*64*	*64*	*64*	*64*
Less: Cash and Cash Equivalents (as of 12/31/23)		*(26)*	*(26)*	*(26)*	*(26)*	*(26)*	*(26)*	*(26)*	*(26)*	*(26)*
Implied Enterprise Value		**$549**	**$567**	**$590**	**$614**	**$626**	**$637**	**$649**	**$661**	**$684**
Implied Premiums										
Premium to Unaffected (06/23)	*$3.12*	*-*	*12%*	*28%*	*44%*	*52%*	*60%*	*68%*	*76%*	*92%*
Premium to 20 day VWAP (06/23)[2]	*$3.05*	*2%*	*15%*	*31%*	*48%*	*56%*	*64%*	*72%*	*81%*	*97%*
Premium to 90 day VWAP (06/23)[2]	*$2.76*	*13%*	*27%*	*45%*	*63%*	*72%*	*81%*	*90%*	*99%*	*117%*
Premium to LTM VWAP (06/23)[2]	*$3.58*	*(13%)*	*(2%)*	*12%*	*26%*	*33%*	*40%*	*47%*	*54%*	*68%*
Premium / (Discount) to 52-Week High	*$4.72*	*(34%)*	*(26%)*	*(15%)*	*(5%)*	*1%*	*6%*	*11%*	*17%*	*27%*
Management Adjusted EBITDA Multiples	**EBITDA**									
FY2023E	$78	7.0x	7.3x	7.6x	7.9x	8.0x	8.2x	8.3x	8.5x	8.8x
FY2024E	$91	6.0x	6.2x	6.5x	6.7x	6.9x	7.0x	7.1x	7.3x	7.5x
Consensus Adjusted EBITDA Multiples	**EBITDA**									
FY2023E	$78	7.1x	7.3x	7.6x	7.9x	8.0x	8.2x	8.3x	8.5x	8.8x
FY2024E	$85	6.4x	6.7x	6.9x	7.2x	7.3x	7.5x	7.6x	7.8x	8.0x

Sources: WORLD latest 10-Q filing (As of September 30, 2023) and Management LRP provided by WORLD management.
(1) Includes 42,850,915 common shares (per 10Q as of 9/30/2023), 2,223,995 RSUs, 214,556 RSAs, 1,613,409 PSUs (per WORLD equity ledger provided by WORLD Management as of 11/13/2023).
(2) VWAP calculated based on calendar days.

Preliminary Analysis of Selected Public Companies – Trading Multiples


EV / 2023E EBITDA
Ingredients & Sweeteners Median: 7.5x
Mid-Cap Packaged Foods Median: 11.5x
8.1x
7.7x
7.2x
8.1x
7.5x
4.6x(4)
22.4x
17.8x
16.3x
11.8x
11.1x
10.3x
9.4x
9.4x(5)
ROSWELL Updated Indication(1)
ROSWELL Proposal(2)
Market Valuation (Unaffected)(3)
TATE & LYLE
Ingredion
SÜDZUCKER
bellring
Simply Good
utz
Flowers Foods
TreeHouse
B&G Foods, Inc.
Post
Enterprise Value ($M)
$622
$590
$551
$3,635
$9,152
$6,721
$7,772
$4,372
$3,023
$1,759
$5,931
$3,887
$3,009
$12,067


EV / 2024E EBITDA
Ingredients & Sweeteners Median: 7.1x
Mid-Cap Packaged Foods Median: 10.3x
7.4x
7.1x
6.6x
7.6x
7.1x
5.2x(4)
20.1x
16.2x
15.0x
10.5x
10.2x
9.6x
9.6x
9.4x(5)
ROSWELL Updated Indication(1)
ROSWELL Proposal(2)
Market Valuation (Unaffected)(3)
TATE & LYLE
Ingredion
SÜDZUCKER
bellring
Simply Good
utz
Flowers Foods
TreeHouse
B&G Foods, Inc.
Post
Enterprise Value ($M)
$622
$590
$551
$3,635
$9,152
$6,721
$7,772
$4,372
$3,023
$5,931
$1,759
$3,887
$3,009
$12,067

Source: S&P Capital IQ as of January 9, 2024.
Note: Multiples are inclusive of stock-based compensation add backs.
(1) As of January 16, 2024.
(2) As of June 26, 2023.
(3) As of June 23, 2023.
(4) Pro forma for full year for recent announcement of acquisition of remaining stake in CropEnergies AG for €300M on December 19, 2023.
(5) Pro forma for full year for recent announcement of acquisition of Perfection Pet Foods for $235M on October 10, 2023.

Benchmarking WORLD EV / NTM EBITDA Multiple Over Time

EV / NTM EBITDA Multiple – Since SPAC Closing (June 2020)

	1-Year Avg	3-Year Avg	Since June 2020 Avg
WORLD	7.0x	7.8x	7.6x
Ingredients & Sweeteners(1)	6.7x	7.6x	7.6x
Mid-Cap Packaged Foods(2)	12.1x	12.6x	12.5x



16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
12.1x
6.7x
6.0x
WORLD
Ingredients
Mid-Cap Packaged Foods

Source: S&P Capital IQ as of January 9, 2024.
Note: Indexes are enterprise value weighted.
(1) Ingredients Index comprised of TATE, INGR and SZU.
(2) Mid-Cap Packaged Foods Index comprised of BRBR, UTZ, SMPL, FLO, THS, HAIN, BGS and POST.

Preliminary Analysis of Selected Public Companies – Leverage

LTM Net Leverage Ratio


Ingredients & Sweeteners Median: 2.1x
Mid-Cap Packaged Foods Median: 4.2x
5.4x
2.5x
2.1x
1.6x (1)
6.5x
4.8x
4.6x
4.3x
4.1x
2.4x
2.1x
0.7x
World
TATE & LYLE
Ingredion
SÜDZUCKER
B&G Foods, Inc.
utz
Post
Hain Celestial
TreeHouse
bellring
Flowers Foods
Simply Good

Source: Company transcripts and S&P Capital IQ as of January 9, 2024.
Note: Net Leverage defined as (Total Debt – Cash) / LTM EBITDA.
(1) Pro forma for recent announcement of acquisition of remaining stake in CropEnergies AG financed by a €300M bridge loan on December 19, 2023.

Preliminary Analysis of Selected Packaged Foods and Ingredients & Sweeteners M&A Transactions

($Millions)

Acquiror	Target	Date Announced	Enterprise Value	EV / LTM Revenue	EV / LTM EBITDA	EBITDA Margin
RHÔNE	Orkla (Food Ingredients 40% Stake)	10/26/23	$1,380	0.9x	NA	NA
irca SINCE 1919	KERRY (Sweet Ingredients Portfolio)	01/10/23	€500	1.2x	12.2x	10.1%
Hometown	Birch Benders	01/09/23	$40	1.0x	NA	NA
Orkla	Denali Ingredients	10/03/22	$200	2.0x	13.9x	14.5%
CAPVEST	Natra	06/01/22	$503	1.1x	NA	NA
eagle foods	General Mills (Helper & Suddenly Salad)	05/24/22	$610	2.6x	NA	NA
ofi	Olde Thompson since 1944	04/28/21	$950	NA	11.5x	NA
WORLD	Wholesome	12/16/20	$180[1]	0.9x	7.8x	12.0%
WORLD	Swerve	11/09/20	$80	2.2x	14.8x	15.0%
B&G Foods, Inc.	Crisco	10/25/20	$550	2.0x	7.9x	25.9%
sovos brands	Birch Benders	08/26/20	$146	2.5x	NA	NA
Ingredion	PureCircle	04/08/20	$317	2.6x	NA	NA
ARDIAN	frulact	01/15/20	€128	1.3x	NA	NA
Act II Global Acquisition Corp.	WORLD	12/19/19	$516	1.9x	8.2x	23.0%
Investindustrial	Natra	01/02/19	$215	0.5x	5.5x	9.0%
Mitsui & Co	SIS	09/20/18	$100	0.7x	NA	NA
		Mean:		1.6x	10.2x	
		Median:		1.3x	9.9x	

Source: Company filings, S&P Capital IQ, Mergermarket and Jefferies IB estimates.
(1) Excludes $55M earn out.

Discounted Cash Flow Sensitivity Analysis

Implied Price per Share			
Perpetuity Growth	Discount Rate		
	10.50%	11.25%	12.00%
2.0%	$8.55	$7.15	$5.95
2.5%	$9.40	$7.80	$6.50
3.0%	$10.30	$8.60	$7.15

Implied Terminal EBITDA Multiple[1]			
Perpetuity Growth	Discount Rate		
	10.50%	11.25%	12.00%
2.0%	8.1x	7.5x	7.0x
2.5%	8.7x	8.0x	7.4x
3.0%	9.3x	8.5x	7.8x

Implied Price per Share @ 2.5% Illustrative Perpetuity Growth Rate			
EBITDA Margin (%)	Discount Rate		
	10.50%	11.25%	12.00%
15.0%	$5.90	$4.65	$3.65
16.5%	$7.75	$6.35	$5.20
18.0%	$9.60	$8.05	$6.75

Source: Management LRP provided by WORLD management.
Note: Share prices in sensitivity table are rounded to nearest $0.05. DCF assumes valuation as of December 31, 2023.
(1) Calculated based on EBITDA net of Stock based Compensation

Preliminary Discounted Cash Flow Analysis

($Millions)

Unlevered Free Cash Flows

($ Millions)	Year Ending December 31, 2024E	2025E	2026E	2027E	2028E	CAGR 2024E - 2028E	Normalized Terminal Year
Revenue	**$567.1**	**$599.3**	**$626.3**	**$654.4**	**$683.9**	*4.8%*	**$683.9**
EBITDA	**$91.1**	**$100.7**	**$108.8**	**$115.8**	**$123.2**	*7.8%*	**$123.2**
% Margin	*16.1%*	*16.8%*	*17.4%*	*17.7%*	*18.0%*		*18.0%*
Less: Stock-based Compensation[(1)]	(6.6)	(6.2)	(6.7)	(6.8)	(7.1)		(7.1)
EBITDA (net of SBC)	**$84.5**	**$94.5**	**$102.1**	**$109.0**	**$116.1**	*8.3%*	**$116.1**
% Margin	*14.9%*	*15.8%*	*16.3%*	*16.7%*	*17.0%*		*17.0%*
Less: D&A	(25.1)	(24.9)	(24.6)	(23.4)	(21.4)		(9.0)
Less: Other[(2)]	(3.0)	-	-	-	-		-
EBIT	**$56.4**	**$69.6**	**$77.5**	**$85.6**	**$94.7**	*13.8%*	**$107.0**
Less: Taxes[(3)]	(34.4)	(29.2)	(25.5)	(23.4)	(22.2)		(25.1)
Net Operating Profit After Tax (NOPAT)	**$22.0**	**$40.4**	**$51.9**	**$62.2**	**$72.5**	*34.7%*	**$81.9**
Plus: D&A[(4)]	25.1	24.9	24.6	23.4	21.4		9.0
Less: NWC (Increase) / Decrease	0.0	(3.5)	(6.1)	(6.8)	(7.1)		(7.1)
Unlevered CFO	**$47.1**	**$61.7**	**$70.4**	**$78.8**	**$86.7**	*16.5%*	**$83.8**
Less: Capex	(7.5)	(7.9)	(8.3)	(8.7)	(9.0)		(9.0)
Unlevered FCF	**$39.6**	**$53.8**	**$62.2**	**$70.1**	**$77.7**	*18.4%*	**$74.8**
% Conversion	*43.4%*	*53.4%*	*57.1%*	*60.6%*	*63.1%*		*60.7%*
Time Until End of FY	1.0	2.0	3.0	4.0	5.0		
Discount Period	0.5	1.5	2.5	3.5	4.5		
Discount Factor	94.8%	85.2%	76.6%	68.9%	61.9%		
Present Value of Unlevered FCF	**$37.5**	**$45.8**	**$47.6**	**$48.3**	**$48.1**		
Terminal Value at 2.5% Growth Rate							**$924.2**
Present Value of Terminal Value[(5)]							**$542.3**
Sum of PV of Unlevered FCF							**227.4**
Total Enterprise Value							**$769.7**
Plus: Cash							**25.9**
Less: Debt							**(428.7)**
Equity Value							**$366.9**
FDSO[(6)]							**46.903**
Implied Price Per Share							**$7.82**

Source: Management LRP provided by WORLD management.
Note: Share prices in sensitivity table are rounded to nearest $0.05. DCF assumes valuation as of December 31, 2023.
(1) Stock-based compensation based on management forecast provided by WORLD management.
(2) Other reflects expenses related to Supply Chain Reinvention program.
(3) WORLD cash tax rates per WORLD management, terminal year effective tax rate of ~23% based on 2028 forecast.
(4) Depreciation & amortization is equal to Capex in the terminal year.
(5) Based on illustrative perpetuity growth rate of 2.5%. Based on illustrative discount rate of 11.25%. Assumes mid-year convention.
(6) Includes 42,850,915 common shares (per 10Q as of 9/30/2023), 2,223,995 RSUs, 214,556 RSAs, 1,613,409 PSUs (per WORLD equity ledger provided by WORLD Management as of 11/13/2023).

Jefferies

Illustrative Theoretical Future Stock Price (For Reference Only)

Illustrative Present Value of Theoretical Future Stock Price Summary[1]


NTM Consensus EBITDA Multiple: 6.7x (Current)
Theoretical Future Price
PV of Theoretical Future Price
$14
$12
$10
$8
$6
$4
$2
-
$3.50
$3.50
$6.40
$5.50
$8.45
$6.30
$10.50
$6.80
$12.85
$7.20
Today 1/10/2024
2024P
2025P
2026P
2027P

	2024P	2025P	2026P	2027P
WORLD NTM Adjusted EBITDA	$100.7M	$108.8M	$115.8M	$123.2M
Net Debt	$373.6M	$332.7M	$282.6M	$222.7M


NTM EBITDA Multiple: 7.8x (3 Year Average)
Theoretical Future Price
PV of Theoretical Future Price
$18
$16
$14
$12
$10
$8
$6
$4
$2
-
$3.50
$3.50
$8.80
$7.55
$11.00
$8.20
$13.25
$8.55
$15.75
$8.80
Today 1/10/2024
2024P
2025P
2026P
2027P

Source: Management LRP provided by WORLD management. WORLD current stock price as of January 9, 2024.
(1) Present value of future stock price discounted at cost of equity of 15.3%.

Illustrative Financial Buyer Analysis (For Reference Only)

($Millions, except per share data)

Transaction Assumptions

- Illustrative transaction date of 12/31/2023
- Assumes Management LRP for 2023E-2028E
  - Adjusted EBITDA includes $4.5 million of annual PubCo savings
- Management promote of 10% assumed
- Tax rate assumption per management forecast (~23% by 2028E)
- FD shares of 46.9 million at transaction, reflective of outstanding warrants, RSUs, RSAs, and PSUs(1)
- Pro forma leverage of 5.0x 2023E Adj. EBITDA
  - New $390 million First Lien Term Loan, S + CSA + 500, 98.0 OID, 0.75% Floor
  - Assumes 3-month SOFR and 15 bps CSA
  - Mandatory amortization of 1.00%

Sources and Uses

Sources of Funds	
Buyer Equity Contribution	$308
Transaction Debt	$390
Total Sources	**$698**

Uses of Funds	
Purchase of Equity ($5.00 / sh)	$235
Repayment of Existing Net Debt	$403
Transaction Fees & Expenses	$27
OID / Upfront Fees	$8
Cash to Balance Sheet	$26
Total Uses	**$698**

Pro Forma Financial Summary

	At Close 12/31/2023E	2024E	2025E	2026E	2027E	2028E
Net Sales	**$550**	**$567**	**$599**	**$626**	**$654**	**$684**
Y/Y Growth	*1.5%*	*4.8%*	*4.5%*	*4.5%*	*4.5%*	*4.5%*
Standalone Adj. EBITDA	78	91	101	109	116	123
PubCo Expense Savings		5	5	5	5	5
Adjusted EBITDA	**$78**	**$96**	**$105**	**$113**	**$120**	**$128**
% Margin	*14.2%*	*16.9%*	*17.6%*	*18.1%*	*18.4%*	*18.7%*
Other(2)		(3)	-	-	-	-
CapEx		(8)	(8)	(8)	(9)	(9)
Change in Working Capital		-	(4)	(6)	(7)	(7)
Cash Interest Expense		(35)	(32)	(28)	(23)	(16)
Mandatory Amortization		(4)	(4)	(4)	(4)	(4)
Cash Taxes		(29)	(24)	(20)	(19)	(17)
Excess Cash Flow		**$17**	**$34**	**$47**	**$60**	**$74**
New First Lien Term Loan	390	369	331	280	216	139
Total Debt	**$390**	**$369**	**$331**	**$280**	**$216**	**$139**
Cash Balance	25.9	25.9	25.9	25.9	25.9	25.9
Total Leverage	5.0x	3.9x	3.1x	2.5x	1.8x	1.1x
Net Leverage	4.7x	3.6x	2.9x	2.2x	1.6x	0.9x
Adj. EBITDA / Net Int. Exp.		2.7x	3.3x	4.1x	5.3x	7.8x
(Adj. EBITDA - CapEx) / Net Int. Exp.		2.5x	3.1x	3.8x	4.9x	7.2x

Sensitivity Analysis

Implied Price Per Share @ 5.0x Debt / EBITDA			
Exit Multiple	Required IRR		
	20.0%	22.5%	25.0%
7.5x	$5.20	$4.55	$3.95
8.5x	$6.20	$5.45	$4.75
9.5x	$7.20	$6.30	$5.55

Implied Price Per Share @ 8.5x 2028P EBITDA Multiple			
Total Lvg. Multiple	Required IRR		
	20.0%	22.5%	25.0%
4.5x	$5.80	$5.00	$4.30
5.0x	$6.20	$5.45	$4.75
5.5x	$6.55	$5.85	$5.20

Implied Price Per Share @ 8.5x 2028P EBITDA Multiple & @ 5.0x Debt / EBITDA			
EBITDA Margin (%)	Required IRR		
	20.0%	22.5%	25.0%
15.0%	$3.90	$3.35	$2.90
16.5%	$4.90	$4.25	$3.70
18.0%	$5.90	$5.15	$4.50

Source: Management LRP provided by WORLD management.
(1) Includes 42,850,915 common shares (per 10Q as of 9/30/2023), 2,223,995 RSUs, 214,556 RSAs, 1,613,409 PSUs (per WORLD equity ledger provided by WORLD Management as of 11/13/2023).
(2) Other reflects expenses related to Supply Chain Reinvention program.

Illustrative Premiums Paid Analysis – Equity Values $100M – $500M

U.S. and Canada All Cash M&A Majority Transactions, Announced Since January 2018

One-Day & 4-Week Premiums Selected Statistics[1]


75%
60%
45%
30%
15%
0%
Premium
20%
21%
39%
40%
63%
65%
25th Percentile
Median
75th Percentile
One-Day Premium
4-Week Premium

One-Day & 4-Week Premiums[1]


45%
30%
15%
0%
Frequency
7.2% 7.8%
7.8% 5.6%
10.0% 10.6%
15.0% 13.9%
13.3% 11.7%
12.8% 11.1%
33.9% 39.4%
< 0%
0-10%
10-20%
20-30%
30-40%
40-50%
50%+
Premium Intervals
One-Day Premium
4-Week Premium

Source: Thomson Reuters as of January 10, 2024.
(1) 4-week premium based on closing stock price 4 weeks prior to announcement.

Consumer / Retail US Sponsor-Led Take-Private Transactions Over $200M[1]

Target	Sponsor	Announcement Date	Implied Enterprise Value ($mil)	Price Bump[2]	Premium 1-Day	Premium 1-Mo.	EV / LTM EBITDA
FRG Franchise Group, Inc.	Consortium Led by Management Group	03/17/23	$2,534	0%	32%	(0%)	8.2x
Weber	BDT&MSD	12/12/22	$3,700	29%	24%	15%	100.1x
Casper	Durational Capital Management	11/15/21	$330	(15%)	94%	64%	NM[3]
Morrisons	Clayton Dubilier & Rice	06/19/21	$13,700	25%	61%	59%	12.7x
at home The Home Décor Superstore	Hellman&Friedman	05/06/21	$4,214	19%	18%	37%	6.6x
Michaels	Apollo	03/03/21	$3,222	0% [4]	22%	44%	4.8x
Del Frisco's	L Catterton	06/24/19	$622	(11%)[5]	19%	15%	18.8x
Barnes&Noble	Elliott	06/07/19	$670	0%	9%*	28%	4.8x
Smart&Final	Apollo	04/17/19	$1,119	0% [6]	21%*	27%	13.2x
Bojangles	Durational Capital Management	11/06/18	$736	(8%)	1%*	(2%)	11.2x
Sonic	Roark Capital Group	09/25/18	$2,249	2% [7]	19%	26%	16.0x
Fogo de Chão Brazilian Steakhouse	Rhône	02/20/18	$560	5% [8]	25%	15%	10.5x
ClubCorp The World Leader in Private Clubs	Apollo	07/09/17	$2,180	10% [9]	31%	25%	10.7x
West Marine	Monomoy Capital Partners	06/29/17	$337	27%	34%	31%	7.7x
Keurig Green Mountain	JAB Holding Company	12/07/15	$13,900	8%	78%	76%	13.2x
Mean:			**$3,338**	**6.1%**	**32.5%**	**30.7%**	**17.0x**
Median:			**$2,180**	**1.8%**	**23.8%**	**27.2%**	**11.0x**

Source: Thomson SDC, S&P Capital IQ and Company Filings.

Note: * Represents transaction was leaked before announcement.

(1) Includes US sponsor-led leveraged buyouts with transaction values greater than $200 million since 1/1/2013.

(2) Based on price bump of final offer price to initial offer price.

(3) Casper had negative EBITDA at time of transaction.

(4) Initial offer price used represents midpoint of initial offer range provided of $14.00 - $15.00.

(5) Initial offer price used represents midpoint of initial offer range provided of $9.50 - $10.00.

(6) Initial offer price used represents midpoint of initial offer range provided of $7.00 - $8.00.

(7) Initial offer price used represents midpoint of initial offer range provided of $37.00 - $40.00.

(8) Initial offer price used represents midpoint of initial offer range provided of $12.00 - $13.00.

(9) Initial offer price used represents midpoint of initial offer range provided of $17.25 - $19.00.

Appendix

Weighted Average Cost of Capital

($Millions, except per share data)

Selected Companies

Company Name	Equity Value	Total Net Debt	Total Cap.	D / E Ratio	Net Debt / Total Cap.	Tax Rate	Beta[1]	Unlevered Beta	Adjusted Lev. Beta
Mid-Cap Packaged Food									
BellRing Brands, Inc.	$6,955	$817	$7,771	11.7%	10.5%	25.0%	0.83	0.76	1.10
The Hain Celestial Group, Inc.	982	777	1,759	79.1%	44.2%	25.4%	1.02	0.64	0.93
B&G Foods, Inc.	862	2,146	3,009	248.8%	71.3%	32.5%	0.86	0.32	0.45
The Simply Good Foods Company	4,219	197	4,416	4.7%	4.5%	25.4%	0.66	0.64	0.92
Post Holdings, Inc.	5,866	5,956	11,832	101.5%	50.3%	25.0%	0.64	0.36	0.53
TreeHouse Foods, Inc.	2,346	1,541	3,887	65.7%	39.6%	30.5%	0.64	0.44	0.62
Utz Brands, Inc.	1,428	865	3,023	60.6%	28.6%	30.0%	0.84	0.59	0.84
Flowers Foods, Inc.	4,907	1,023	5,931	20.9%	17.3%	26.8%	0.53	0.46	0.67
Ingredients & Sweetners									
Südzucker AG	$3,198	$2,427	$6,677	75.9%	36.3%	15.8%	0.37	0.23	0.34
Ingredion Incorporated	7,068	2,071	9,152	29.3%	22.6%	30.5%	0.64	0.53	0.76
Tate & Lyle plc	3,331	302	3,635	9.1%	8.3%	25.0%	0.51	0.48	0.70
Mean	**3,742**	**1,648**	**5,554**	**64.3%**	**30.3%**	**26.5%**	**0.68**	**0.50**	**0.71**
Median	**3,331**	**1,023**	**4,416**	**60.6%**	**28.6%**	**25.4%**	**0.64**	**0.48**	**0.70**
WORLD (Current Debt)	**$164**	**$403**	**$567**	**245.4%**	**71.0%**	**30.5%**	**0.86**	**0.32**	**0.86**
WORLD (Illustrative Normalized Debt)[2]	**$333**	**$234**	**$567**	**70.2%**	**41.2%**	**30.5%**			

WACC Assumptions

	WORLD	WORLD (Normalized)	Illustrative Range	
Risk-Free Rate (Rf)[3]	4.3%	4.3%	4.3%	4.3%
Unlevered Beta	0.32	0.32	0.50	0.32
Debt / Equity Ratio	245.4%	70.2%	33.3%	66.7%
Adj. Levered Beta [4]	0.86	0.47	0.62	0.47
Market Risk Premium (Rm)[5]	7.2%	7.2%	7.2%	7.2%
Size Premium (Rs)[6]	4.8%	4.8%	4.8%	4.8%
Tax Rate[7]	30.5%	30.5%	30.5%	30.5%
Pre-Tax Cost of Debt (Kd)[8]	13.3%	10.0%	10.0%	10.0%
Assumed After-tax Cost of Debt	9.2%	7.0%	7.0%	7.0%
Assumed Net Debt / Total Capital[9]	71.0%	41.2%	25.0%	40.0%

WACC Calculation

	WORLD	WORLD (Normalized)	Selected Peers	Illustrative Range	
Unlevered Beta	0.32	0.32	0.48	0.50	0.32
Adj. Levered Beta	0.86	0.47	0.62	0.62	0.47
Multiplied by: Market Risk Premium (Rm)	7.2%	7.2%	7.2%	7.2%	7.2%
Adjusted Equity Risk Premium	**6.2%**	**3.4%**	**4.5%**	**4.4%**	**3.4%**
Plus: Risk-Free Rate (Rf)	4.3%	4.3%	4.3%	4.3%	4.3%
Plus: Size Premium (Rs)	4.8%	4.8%	4.8%	4.8%	4.8%
Cost of Equity (Ke)	**15.3%**	**12.6%**	**13.6%**	**13.6%**	**12.5%**
Multiplied by: E / (D+E)	29.0%	58.8%	71.4%	75.0%	60.0%
Cost of Equity Portion	**4.4%**	**7.4%**	**9.7%**	**10.2%**	**7.5%**
After-Tax Cost of Debt	9.2%	7.0%	7.5%	7.0%	7.0%
Multiplied by: D / (D + E)	71.0%	41.2%	28.6%	25.0%	40.0%
Cost of Debt Portion	**6.6%**	**2.9%**	**2.1%**	**1.7%**	**2.8%**
WACC	**11.0%**	**10.2%**	**11.9%**	**11.9%**	**10.3%**

Source: Public filings, Wall Street equity research, Kroll, Bloomberg.
Note: Market data as of January 9, 2024.
(1) 2-year weekly adjusted betas sourced from Bloomberg as of January 9, 2024.
(2) Normalized per WORLD management (reflects leverage of 3.0x LTM EBITDA).
(3) Spot rate for 20-Year US Treasury Yield as of January 8, 2024.
(4) Adjusted for WORLD debt / capital ratio and median debt / capital ratio for selected comparable companies.
(5) Represents long-horizon expected equity risk premium per Kroll Cost of Capital Navigator.
(6) Size premium based on 10th decile for market capitalizations from Kroll Cost of Capital Navigator.
(7) WORLD tax rate (calculated as the sum of US Federal and State statutory tax rates). Median marginal tax rate used for selected comparative companies.
(8) Based on the current yield of WORLD's existing debt as of January 9, 2024 (~13.3%) and expected incremental debt yield at normalized levels (10.0%).
(9) WORLD normalized debt / capital ratio and median debt / capital ratio for selected comparative companies.

Selected Changes Since Special Committee Presentation on October 16, 2023

Topic	Summary Changes
Share Count	▪ Reduction in diluted share count by 1.532 million units
WORLD Management LRP	▪ Updated WORLD Management LRP (2023E – 2028E) as of December 4th, 2023 – 2023E Revenue down to $549.6 million from $550.6 million (2024E-2028E down ~$11 – 14 million annually) – 2023E Adjusted EBITDA down to $78.0 million from $79.3 million (2024E-2028E down ~$2 – 4 million annually) – 2023E Change in NWC up to $4.2 million from ($8.7) million, 2024E down to $0.0 million from $1.9 – 2023E Cash-related addbacks (inclusive of Supply Chain Reinvention) up to $16.4 million from $13.4 million, 2024E up to $3.0 million from $2.0 million – 2023E CAPEX down to $6.4 million from $7.0 million, 2024E down to $7.5 million from $8.7 million (2025E-2028E down ~$1.0 million annually) ▪ Updated Debt Repayment Schedule based on WORLD Management LRP – 2023E ending Debt balance down to $428.7 million from $436.7 million – 2023E ending Cash balance up to $25.9 million from $23.8 million
Selected Other Changes	▪ Increase in EV / 2023E EBITDA selected companies trading multiples range from 7.0x – 9.0x to 7.5x - 9.4x ▪ Increase in EV / 2024E EBITDA selected companies trading multiples range from 6.8x – 8.8x to 7.1x - 9.4x ▪ Decreased WACC range from 11.00% - 12.50% to 10.50% - 12.00% – Decrease in 20-year U.S. Treasury Yield from 5.0% to 4.3%

Current WORLD Stockholder Overview

Top 35 Shareholders as of Q3 2023

Investor Name	Share Holdings Q3 2023	Q2 2023	Q1 2023	Q3 vs Q1 Change	Equity Assets ($MM)	Style
Notch View Capital Management[1]	2,510,898	-	-	2,510,898	NA	Hedge Fund
Armistice Capital LLC	2,150,000	2,150,000	2,150,000	-	3,447	Hedge Fund
The Vanguard Group, Inc.	1,930,800	1,930,800	2,088,895	(158,095)	4,951,619	Index
Pacific Ridge Capital Partners LLC	1,668,343	1,706,801	1,635,057	33,286	449	Value
Steel Partners Holdings LP	1,571,125	1,571,125	1,571,125	-	364	Hedge Fund
Clearline Capital LP	1,527,205	1,482,266	1,099,864	427,341	1,009	Hedge Fund
Ionic Capital Management LLC	1,266,967	1,266,967	1,081,569	185,398	217	Hedge Fund
Scoggin Management LP	1,013,338	1,000,000	925,000	88,338	73	Hedge Fund
Millennium Management LLC	862,257	916,852	375,000	487,257	107,425	Hedge Fund
Brandywine Global Investment Management LLC	799,340	782,740	786,140	13,200	11,569	Value
Fort Baker Capital Management LP	700,951	375,536	-	700,951	896	Hedge Fund
BlackRock Fund Advisors	636,341	646,447	2,355,696	(1,719,355)	2,933,185	Index
Hudson Bay Capital Management LP	615,925	500,000	-	615,925	10,620	Hedge Fund
Dimensional Fund Advisors LP	484,180	505,012	465,039	19,141	467,830	Generalist
JPMorgan Investment Management, Inc.	476,543	430,247	31,145	445,398	610,783	Generalist
Geode Capital Management LLC	361,468	374,347	750,749	(389,281)	1,019,046	Index
Russell Investment Management LLC	338,072	399,939	36,668	301,404	60,104	Generalist
RBF Capital LLC	325,000	325,000	-	325,000	1,555	Index
JPMorgan Alternative Asset Management, Inc.	285,794	285,794	285,794	-	601	Hedge Fund
Renaissance Technologies LLC	247,700	215,500	227,252	20,448	59,911	Hedge Fund
Ancora Advisors LLC	231,539	456,219	342,919	(111,380)	1,309	Value
Squarepoint OPS LLC	225,590	225,590	103,608	121,982	17,744	Hedge Fund
VR Advisory Services (USA) LLC	186,684	-	-	186,684	275	Hedge Fund
Meteora Capital LLC	179,595	49,388	-	179,595	540	Hedge Fund
Alden Global Capital LLC	178,284	80,178	-	178,284	148	Hedge Fund
Levin Capital Strategies LP	156,938	-	-	156,938	809	Value
Invesco Capital Management LLC	152,429	151,229	162,676	(10,247)	197,048	Generalist
Gabelli Funds LLC	140,395	-	-	140,395	14,213	Generalist
Gabelli & Co. Investment Advisers, Inc.	130,750	-	-	130,750	541	Hedge Fund
SSgA Funds Management, Inc.	129,817	129,817	696,806	(566,989)	1,952,015	Index
Total of Top 30 Institutions:	**21,484,268**	**17,957,794**	**17,171,002**	**4,313,266**		
Martin Ellis Franklin	8,905,223	8,905,223	8,416,300	488,923		
Irwin David Simon	1,262,970	1,201,545	1,201,545	-		
Albert A Manzone	295,737	295,737	214,376	81,361		
Ira J Lamel	190,405	174,434	174,434	-		
Jeffrey Robinson	105,610	69,427	69,427	36,183		
Total of Top 5 Insiders:	**10,759,945**	**10,646,366**	**10,076,082**	**606,467**		

Shareholder Base Analysis

Investor Breakdown



Insiders
26%
Retail
21%
Institutions
53%

Regional Breakdown



TX
4%
Mid-Atlantic
8%
Mid-West
10%
MA
7%
Int'l
8%
CA
9%
Other
12%
NY
42%

Institutional Ownership Summary by Fund Type

Institutions	No. of Institutions	No. of Shares	% of Institutional
Hedge Fund	27	13,884,299	61.5%
Index	7	3,489,929	15.5%
Value	7	3,007,947	13.3%
Generalist	40	2,157,118	9.6%
Growth	2	36,775	0.2%
Specialty	1	4,517	<0.1%
Total	**84**	**22,580,585**	**100.0%**

Source: FactSet and Bloomberg. Account holdings are based on 13F filings (as of 9/30/23 or most recent available). Insider holdings based on Proxy and Form 4 filings.
(1) 13D filed on January 3, 2024.

Average Purchase Price per Share Calculation for ROSWELL Affiliated Entities

	Purchase Date	Purchasing Entity	Number of Shares	Weighted Average Price	Weighted Value	Price Range
1	4/18/2022 - 5/18/2022	Sababa Holdings FREE	5,766,300	$6.81[(1)]	$39,268,503	
		Marpet, LLC	50,000	6.81[(1)]	340,500	
2	3/13/2023	Sababa Holdings FREE	1,900,000	2.97	5,643,000	$2.77 to $3.10
3	3/14/2023	Sababa Holdings FREE	120,000	2.95	354,000	$2.86 to $3.00
4	3/15/2023	Sababa Holdings FREE	580,000	2.79	1,618,200	$2.67 to $2.87
5	6/16/2023	Sababa Holdings FREE	488,923	3.00	1,466,671	$2.97 to $3.00
		Total	**8,905,223**	**$5.47**	**$48,690,874**	

Stock Performance since April 2022

Price per Share


$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
1
2
3
4
5
Current Price: $3.50
Apr-22
Jun-22
Aug-22
Oct-22
Dec-22
Feb-23
Apr-23
Jun-23
Aug-23
Oct-23
WORLD Stock Price

Description of Affiliated Entities

Entity	Relationship with ROSWELL
Sababa Holdings FREE LLC	▪ Sababa Holdings FREE owns 8,855,223 shares of WORLD ▪ ROSWELL is the manager of this entity
Marpet, LLC	▪ Marpet owns 50,000 shares of WORLD ▪ ROSWELL is the manager of this entity and his Trust owns 75% of Marpet

Source: 13D Filings, Bloomberg. WORLD stock price data as of January 9, 2024.

(1) Represents VWAP of WORLD stock for period beginning 4/1/2022 and ending 6/30/2022, per Bloomberg. Does not represent VWAP of individual purchases of securities.

Benchmarking WORLD Trading Performance

Stock Price Performance – Since SPAC Closing (June 2020)

	YTD	LTM	Since June 2020
WORLD	1.2%	(7.4%)	(65.4%)
Ingredients & Sweeteners[1]	(2.3%)	(2.1%)	8.8%
Mid-Cap Packaged Foods[2]	(0.1%)	7.0%	6.5%



60.0%
40.0%
20.0%
0.0%
(20.0%)
(40.0%)
(60.0%)
(80.0%)
(100.0%)
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
8.8%
6.5%
(65.4%)
WORLD
Ingredients
Mid-Cap Packaged Foods

Source: S&P Capital IQ as of January 9, 2024.
Note: Indexes are market cap weighted.
(1) Ingredients Index comprised of TATE, INGR and SZU.
(2) Mid-Cap Packaged Foods Index comprised of BRBR, UTZ, SMPL, FLO, THS, HAIN, BGS and POST.

Jefferies

Preliminary Analysis of Selected Public Companies – Financial Benchmarking

Ingredients & Sweeteners | Mid-Cap Packaged Foods | World (Consensus) | World (Management)

($Millions)

2023E Revenue		'22E – '23E Revenue Growth		2023E Gross Margin		2023E EBITDA		'22E – '23E EBITDA Growth		2023E EBITDA Margin	
Südzucker	$11,023	Tate & Lyle	25%	Tate & Lyle	49%	Südzucker	$1,385	Südzucker	30%	BellRing	20%
Ingredion	$8,319	Post	21%	Flowers Foods	48%	Post	$1,260	TreeHouse	27%	Simply Good Foods Company	20%
Post	$7,342	BellRing	20%	Simply Good Foods Company	36%	Ingredion	$1,195	Post	22%	Tate & Lyle	19%
Flowers Foods	$5,091	Südzucker	11%	Utz	35%	Flowers Foods	$508	Ingredion	19%	Post	17%
TreeHouse	$3,457	Flowers Foods	6%	Südzucker	34%	Tate & Lyle	$424	BellRing	17%	B&G Foods, Inc.	15%
Tate & Lyle	$2,266	Simply Good Foods Company	5%	BellRing	32%	TreeHouse	$363	Utz	9%	World	14%
Median	$2,053	**Median**	5%	**Median**	30%	**Median**	$348	**Median**	7%	Ingredion	14%
B&G Foods, Inc.	$2,053	Ingredion	5%	World	30%	BellRing	$348	Simply Good Foods Company	7%	**Median**	14%
Hain Celestial	$1,794	Utz	3%	World	27%	B&G Foods, Inc.	$317	B&G Foods, Inc.	5%	World	14%
BellRing	$1,712	World	2%	Post	27%	Simply Good Foods Company	$246	Flowers Foods	1%	Utz	13%
Utz	$1,446	World	1%	Hain Celestial	22%	Utz	$185	World	(2%)	Südzucker	13%
Simply Good Foods Company	$1,251	TreeHouse	0%	B&G Foods, Inc.	22%	Hain Celestial	$149	World	(2%)	TreeHouse	11%
World	$550	Hain Celestial	(3%)	Ingredion	21%	World	$78	Tate & Lyle	(7%)	Flowers Foods	10%
World	$546	B&G Foods, Inc.	(5%)	TreeHouse	18%	World	$78	Hain Celestial	(17%)	Hain Celestial	8%

Source: S&P Capital IQ as of January 9, 2024.